UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 2, 2015

KELLY SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-1088	38-1510762
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

999 WEST BIG BEAVER ROAD, TROY, MICHIGAN 48084

(Address of Principal Executive Offices)

(Zip Code)

(248) 362-4444

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On July 2, 2015, Kelly Services, Inc. (the “Company”) announced that Hirotoshi Takahashi will become a member of the Company’s board of directors effective August 1, 2015. Mr. Takahashi, age 46, serves as an executive vice president of Temp Holdings Co., Ltd. (“Temp Holdings”) and as president and chief executive officer of Intelligence, Ltd., an affiliate of Temp Holdings.

Temp Holdings is a recruiting and human resources company headquartered in Tokyo, Japan listed on the Tokyo Stock Exchange. Temp Holdings and the Company entered into a strategic alliance in 2010 as a result of which Mr. Takahashi has been designated to serve as Temp Holding’s representative on the Company’s board of directors.

A copy of the press release announcing Mr. Takahashi’s election is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated July 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KELLY SERVICES, INC.

Date: July 2, 2015	/s/ James M. Polehna
James M. Polehna
Vice President and Corporate Secretary

Exhibit No.	Description

99.1	Press release dated July 2, 2015.